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EXH9IBIT 4.9

                          AMENDMENT TO ESCROW AGREEMENT

THIS AGREEMENT dated April 13, 1994.

AMONG:


                  PACIFIC CORPORATE TRUST COMPANY, a trust company duly authorized to do business in British Columbia, having its registered office at Suite 830 - 625 Howe Street, Vancouver, B.C., V6C 3B8

AND:

                  ENERGAS RESOURCES INC., a corporation subsisting under the laws of British Columbia, having its registered office at 2500 Three Bentall Centre, P.O. Box 49200, 595 Burrard Street, Vancouver, British Columbia, V7X lLl

AND:

                  ENERGAS CORPORATION, a corporation subsisting under the laws of Oklahoma

                  AND: ENERGAS PIPELINE COMPANY. a corporation subsisting under the laws of Oklahoma

WHEREAS:

(A) The parties entered into an Escrow Agreement dated September 20, 1991 (the "Escrow Agreement");

(B) The parties wish to amend the terms and conditions of the Escrow Agreement as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants set forth herein, the parties hereby agree as follows:

1. The Schedule "A" attached to the Escrow Agreement be deleted and replaced with the Schedule "A" attached hereto;

2. Except as set out in this Agreement, the Escrow Agreement as amended is hereby confirmed;

3. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns;

4. This Agreement will in all respects be interpreted, construed and governed by an in accordance with the laws of British Columbia and the laws of Canada applicable therein;

5. This Agreement is subject to Energas Resources Inc. first obtaining the written consent of the Vancouver Stock Exchange to the transactions contemplated herein.

IN WITNESS WHEREOF the authorized signatory of each party has executed this Agreement the day and year first above written.


PACIFIC CORPORATE TRUST COMPANY

Authorized Signatory
--------------------


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ENERGAS CORPORATION

Per:  /s/ George Shaw
      -----------------------------------------------
         Authorized Signatory

                                  SCHEDULE "A"
                                  ------------


  1.         NAME OF SHAREHOLDER                      NUMBER OF SHARES
             -------------------                      ----------------

             Energas Corporation                          1,955,200
             3750 West Main Street
             Norman, Oklahoma  73072
             Energas Pipeline Company                     3,844,800
             3750 West Main Street
             Norman, Oklahoma  73072


             TOTAL:                                       5,800,000




NOTE: A further 633,353 shares of the Company will be added to the total of shares held in escrow pursuant to the terms of this Agreement for the accounting of Energas Corporation should the Company exercise its option to acquire a further undivided 2% working interest from Energas Corporation by the agreement to which this agreement is attached as Schedule "B".

























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